Exhibit 99.1

                      PRESS RELEASE DATED FEBRUARY 11, 2005


                                               For Immediate Release

                                   Media Contact:            Investor Contact:
                                   Eric Boomhower            John Winn
                                   (803) 217-7701            (803) 217-9240
                                   eboomhower@scana.com      jwinn@scana.com



          SCANA Reports Results for Fourth Quarter and Full Year 2004,
                        Announces 2005 Earnings Guidance

Columbia, SC, February 11, 2005...SCANA Corporation (NYSE: SCG) today reported financial results for the fourth quarter and full year 2004 and announced earnings guidance for 2005.

FULL YEAR RESULTS

For the year ended December 31, 2004, SCANA's reported earnings were $257 million, or $2.30 per share, compared to $282 million, or $2.54 per share, for 2003. Excluding certain items listed in the table below, SCANA's GAAP-adjusted net earnings from operations for 2004 were $298 million, or $2.67 per share, compared to $278 million, or $2.50 per share, in 2003.

SCANA's reported earnings are prepared in accordance with Generally Accepted Accounting Principles (GAAP). SCANA's management believes that, in addition to reported earnings under GAAP, the GAAP-adjusted net earnings from operations provides a meaningful representation of the Company's fundamental earnings power and can aid in performing period-over-period financial analysis and comparison with peer group data. In management's opinion, the GAAP-adjusted net earnings from operations is a useful indicator of the financial results of the Company's primary businesses. This measure is also a basis for management's provision of earnings guidance and growth projections, and it is used by management in making resource allocation and other budgetary and operational decisions. This non-GAAP performance measure is not intended to replace the GAAP measure of net earnings, but is offered as a supplement to it. A reconciliation of reported (GAAP) earnings per share to GAAP-adjusted net earnings from operations per share for the three months and twelve months ended December 31, 2004 and 2003 is provided in the following table:

                                                          3 Months Ended                   12 Months Ended
                                                           December 31,                       December 31,

                                                          2004           2003              2004            2003
                                                          ----           ----              ----            ----
Reported (GAAP) Earnings per Share                        $.37           $.36             $2.30           $2.54

Add:
   Impairment Charge on Knology Investment                  --            .27               .13             .31
   Loss on Sale of Knology Investment                      .08             --               .08               -
   Loss on Sale of ITC^DeltaCom Investment                 .06             --               .06              --
   Charge Related to Pending Litigation                     --             --               .10              --

Deduct::
   Gain on Sale of ITC Holding Company Investment           --             --                --             .35

GAAP-Adjusted Net Earnings From Operations per Share      $.51           $.63             $2.67           $2.50




"We are pleased with the financial results we achieved in 2004," said Kevin Marsh, senior vice president and chief financial officer. "The Company's 2004 GAAP-adjusted net earnings from operations of $2.67 per share were up 6.8 percent from $2.50 per share in 2003 and in-line with our expectations."

The improvement in SCANA's 2004 GAAP-adjusted net earnings from operations per share was attributable to higher margins on sales of electricity and natural gas, which more than offset increases in operation and maintenance expenses, depreciation and property taxes. The higher electric margin was primarily attributable to an increase in kilowatt-hour sales of electricity driven by off-system sales, more favorable weather and solid customer growth. The higher natural gas margin was primarily attributable to improved results in SCANA's retail natural gas marketing business in Georgia.

Total kilowatt-hour (KWH) sales of electricity in 2004 were up about 11 percent compared to 2003. Residential sales were up 6.6 percent, commercial sales increased 4.4 percent and industrial sales were up about 3.5 percent. Wholesale, or off-system, sales were up nearly 81 percent, principally reflecting sales under long-term contracts that began in January 2004. The Company's electric customer base totaled approximately 585,000 at December 31, 2004, a 2.5 percent increase compared to year-end 2003.

Total dekatherm sales of natural gas in 2004 were up about 15 percent compared to 2003. Residential and commercial sales were each up 1.4 percent while industrial sales rose 11 percent. Transportation volumes were up about 77 percent, reflecting increased throughput at the Company's two transmission pipeline companies. The number of natural gas customers in the Company's three-state service area increased 7.1 percent to approximately 1.2 million at year-end 2004. That growth reflected the acquisition of 47,000 new customers from Energy America in Georgia in the first quarter of 2004.

"Financially, we continued to grow our businesses profitably, improve our overall financial position and to increase our annual common dividend in 2004," said Marsh. "These factors contributed to a solid total return to our shareholders."

With the sale of its ITC^DeltaCom and Knology investments late in the year, the Company has monetized substantially all of its remaining telecommunications investments. "After-tax cash proceeds from these sales and related tax benefits totaling approximately $121 million will be used to repay outstanding debt, improving the Company's overall financial strength," said Marsh.

Marsh noted that SCANA also achieved a number of significant operational milestones in 2004. "Our generation facilities performed safely and efficiently and we continued to provide nationally-recognized service to our customers. With completion of the 875-megawatt Jasper Generating Station, which began commercial operation on May 1, and the Nuclear Regulatory Commission's approval in April of a 20-year license extension for the V.C. Summer Nuclear Station, we have helped ensure the availability of reliable, economically-priced power for our customers for many years to come. We also completed pipeline expansion projects in South Carolina and North Carolina that will bring additional supplies of natural gas to support future growth in both states. As a result of the outstanding efforts of our employees, we were able to respond in a timely manner to power outages following a major ice storm in January of 2004 and an unprecedented four hurricanes and one tropical storm during the summer hurricane season. Substantially all of the costs associated with power restoration following these storms was covered by our storm damage reserve mechanism."

In December 2004, the Public Service Commission of South Carolina approved a $41.4 million, or 2.89 percent, increase in the Company's retail electric base rates, effective on January 6, 2005. That order included full recovery of the capital and operating costs related to the Jasper Plant and authorized a return on common equity of 10.7 percent within an approved range of 10.4 percent to
11.4 percent.

"In 2005, we will continue to focus our efforts on those activities that have made us successful, including providing safe, reliable supplies of electricity and natural gas, outstanding customer service and increased value for our shareholders," said Marsh.

FOURTH QUARTER RESULTS

For the fourth quarter of 2004, SCANA's reported earnings were $42 million, or $.37 per share, compared to $40 million, or $.36 per share, for the fourth quarter of 2003. GAAP-adjusted net earnings from operations for the fourth quarter of 2004 were $57 million, or $.51 per share, compared to $70 million, or $.63 per share, in 2003.

"The $.12 per share decrease in GAAP-adjusted net earnings per share from operations was primarily attributable to increases in operation and maintenance expenses and depreciation expense, including costs associated with operations at our new Jasper Plant," said Marsh. "The higher expenses more than offset improved margins on sales of electricity and natural gas."

Despite milder weather, retail sales of electricity were up 2.4 percent compared to the fourth quarter of 2003. Residential sales were up 1.9 percent while commercial and industrial sales each rose 2.7 percent. Driven by the long-term, off-system contract sales that began in January 2004, total sales of electricity for the quarter were up 9.8 percent.

Retail dekatherm sales of natural gas to ultimate consumers in the fourth quarter of 2004 were relatively unchanged compared to the same quarter last year. Lower residential and commercial sales principally reflecting the milder weather offset higher industrial sales. As a result of improved sales for resale and transportation volumes, total dekatherm sales of natural gas in the fourth quarter of 2004 were up about 12 percent compared to the same quarter in 2003.

RESULTS BY MAJOR LINES OF BUSINESS

South Carolina Electric & Gas Company

SCANA's principal subsidiary reported 2004 earnings of $235 million, or $2.11 per share, compared to $221 million, or $1.99 per share, in 2003. The improvement was due primarily to the higher electric margin, which more than offset higher expenses. For the fourth quarter of 2004, SCE&G reported earnings of $40 million, or $.36 per share, compared to $46 million, or $.42 per share in the same quarter of 2003. Higher expenses and a lower margin on natural gas sales more than offset an improved electric margin.

PSNC Energy

SCANA's North Carolina-based natural gas distribution business reported earnings in 2004 of $24 million, or $.21 per share, compared to $31 million, or $.28 per share, in 2003. Reported earnings in the fourth quarter of 2004 were $11 million, or $.10 per share, compared to $15 million, or $.14 per share, in the fourth quarter of 2003. The earnings decline in both periods was primarily attributable to increased expenses and a lower natural gas sales margin reflecting milder weather.

South Carolina Pipeline Corporation

The Company's intrastate natural gas transmission business reported earnings in 2004 of $10 million, or $.09 per share, compared to $7 million, or $.06 per share in 2003. That improvement was due primarily to higher margins from increased transportation volumes. Reported earnings for the fourth quarter of 2004 were $2 million, or $.02 per share, unchanged compared to the fourth quarter of 2003.

SCANA Energy - Georgia

In 2004, SCANA's retail natural gas business in Georgia reported earnings of $29 million, or $.26 per share, compared to $20 million, or $.18 per share, in 2003. Earnings in the fourth quarter of 2004 were $6 million, or $.05 per share, compared to $3 million, or $.03 per share in 2003. The earnings improvement in both periods was driven by a higher sales margin reflecting more favorable market conditions and customer growth for the year of nearly 14 percent.

Corporate and Other

SCANA's corporate and other businesses, which include Primesouth, SCANA Communications, ServiceCare, SCANA Energy Marketing, SCG Pipeline, SCANA Services and the holding company, recorded a combined loss of $41 million, or $.37 per share, in 2004 compared to earnings of $3 million, or $.03 per share, in 2003. Excluding from reported earnings the impact of the monetization and valuation of the Company's telecommunications investments in both periods and the charge in 2004 related to pending litigation associated with the sale of the Company's propane assets in 1999, these companies recorded breakeven results in 2004 compared to a GAAP-adjusted net loss from operations of $1 million, or $.01 per share, in 2003.

For the fourth quarter of 2003, these businesses reported a loss of $18 million, or $.16 per share, compared to a reported loss of $27 million, or $.25 per share, in the same quarter in 2003. Excluding from reported earnings the impact of the monetization and valuation of the Company's telecommunications investments in both periods, this group recorded a GAAP-adjusted net loss from operations in the fourth quarter of 2004 of $3 million, or $.02 per share, compared to earnings of $3 million, or $.02 per share, in 2003. That $.04 per share decline reflected less favorable results in the Company's energy marketing business and higher expenses at the holding company.


EXPLANATION OF ITEMS INCLUDED IN REPORTED (GAAP) EARNINGS BUT EXCLUDED FROM GAAP-ADJUSTED NET EARNINGS FROM OPERATIONS

In the third quarter of 2004, the Company recorded an after-tax, non-cash impairment of approximately $15 million, or 13 cents per share, related to the valuation of its investment in Knology, a regional telecommunications provider headquartered in West Point, Georgia, and an after-tax charge of $11 million, or 10 cents per share, related to pending litigation associated with the sale of the Company's propane assets in 1999. In the fourth quarter of 2004, the Company recorded a loss of approximately $9 million, or $.08 cents per share, on the sale of its investment in Knology, and a loss of approximately $6 million, or $.06 cents per share, from the sale of its investment in ITC^DeltaCom, a provider of telecommunications services in the Southeast.

During 2003, the Company recorded after-tax, non-cash impairments totaling $35 million, or $.31 per share, on its investment in Knology, and an after-tax gain of $39 million, or $.35 per share, from the sale of the Company's investment in ITC Holding Company.

2005 EARNINGS OUTLOOK

For 2005, the Company estimates that earnings will be in the range of $2.65 - $2.85 per share.
This guidance assumes normal weather in the Company's electric and natural gas service areas and excludes any potential gains or losses from litigation or sales of certain assets. Other factors that may impact future earnings are discussed in the Company's Securities and Exchange Commission filings. The Company's goal is to achieve average annual earnings growth of 4-6 percent over the next 3-5 years.

CONFERENCE CALL NOTICE

SCANA will host its quarterly conference call for security analysts at 10:00 a.m. Eastern Time today. The call-in numbers for the conference call are 1-800-884-5695 (US/Canada) and 1-617-786-2960 (International). The event code is 55963920. Participants should call in 5 to 10 minutes prior to the scheduled start time. A tape recording of the conference call will be available approximately 2 hours after conclusion of the call through February 25, 2005. The telephone replay numbers are 1-888-286-8010 (US/Canada) and 1-617-801-6888 (International). The event code for the telephone replay is 82509137.

All interested persons, including investors, media and the general public, may listen to a live web cast of the conference call at the Company's web site at www.scana.com . Participants should go to the web site at least 5 to 10 minutes prior to the call start time and follow the instructions. A replay of the web cast will be available on the Company's web site approximately 2 hours after conclusion of the call through February 25, 2004.

PROFILE

SCANA Corporation, a Fortune 500 company headquartered in Columbia, SC, is an energy-based holding company principally engaged, through subsidiaries, in electric and natural gas utility operations and other energy-related businesses. The Company serves approximately 585,000 electric customers in South Carolina and more than one million natural gas customers in South Carolina, North Carolina and Georgia. Information about SCANA and its businesses is available on the Company's website at www.scana.com.

SAFE HARBOR STATEMENT

Statements included in this press release which are not statements of historical fact are intended to be, and are hereby identified as, "forward-looking statements" for purposes of the safe harbor provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties, and that actual results could differ materially from those indicated by such forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to, the following: (1) that the information is of a preliminary nature and may be subject to further and/or continuing review and adjustment, (2) regulatory actions or changes in the utility and non-utility regulatory environment, (3) current and future litigation, (4) changes in the economy, especially in areas served by the Company's subsidiaries, (5) the impact of competition from other energy suppliers, including competition from alternate fuels in industrial interruptible markets, (6) growth opportunities for the Company's regulated and diversified subsidiaries, (7) the results of financing efforts, (8) changes in the Company's accounting policies, (9) weather conditions, especially in areas served by the Company's subsidiaries, (10) performance of the Company's pension plan assets, (11) inflation, (12) changes in environmental regulations, (13) volatility in commodity natural gas markets and (14) the other risks and uncertainties described from time to time in the Company's periodic reports filed with the United States Securities and Exchange Commission. The Company disclaims any obligation to update any forward-looking statements.

                                       ###











FINANCIAL AND OPERATING INFORMATION


                     Consolidated Statements of Operations
                (Millions, except per share amounts) (Unaudited)
                                                    Three Months Ended           Twelve Months Ended
                                                       December 31,                     December 31,
                                                      2004           2003              2004            2003
                                                      ----           ----              ----            ----
Operating Revenues:
   Electric                                           $381           $345            $1,688          $1,466
   Gas-Regulated                                       350            311             1,126           1,086
   Gas-Non-regulated                                   322            214             1,071             864
                                                       ---            ---             -----             ---
      Total Operating Revenues                       1,053            870             3,885           3,416
                                                     -----            ---             -----           -----

Operating Expenses:
   Fuel and purchased power                            120            101               518             398
   Gas purchased for resale                            548            404             1,753           1,532
   Other operation and maintenance                     167            138               608             558
   Depreciation and amortization                        67             58               265             238
   Other taxes                                          33             36               145             139
                                                        --             --               ---             ---
      Total Operating Expenses                         935            737             3,289           2,865
                                                       ---            ---             -----           -----

Operating Income                                       118            133               596             551
                                                       ---            ---               ---             ---

Other Income (Expense), Net                            (9)           (26)               (7)              75
Interest Charges, Net                                   51             50               202             200
Income Tax Expense                                      14             15               123             135
Preferred Dividend Requirement
  of SCE&G - Mandatorily Redeemable
  Preferred Securities                                   -              -                 -             (2)
Preferred Stock Cash Dividends
  of SCE&G                                             (2)            (2)               (7)             (7)
                                                       ---  ---       ---               ---  --         ---

Net Income                                             $42            $40             $257             $282
                                                       ---            ---             ----             ----

Common Stock Data:
Wgt. Avg. Common Shares Outstanding                  112.4          110.8            111.6            110.8
Basic & Diluted Reported Earnings Per Share           $.37           $.36            $2.30            $2.54








Consolidated Condensed Balance Sheets
(Millions) (Unaudited)
                                                        December 31,
                                                     2004         2003
ASSETS:
Utility Plant, Net                                 $6,762       $6,417
Other Property and Investments                        216          318
Current Assets                                      1,149          893
Regulatory Assets and Deferred Debits                 869          830
                                                      ---          ---
   Total Assets                                    $8,996       $8,458
                                                   ------        -----

CAPITALIZATION AND LIABILITIES
Capitalization:
   Common Equity                                   $2,451       $2,306
   Preferred Stock                                    115          115
   Long-term Debt, Net                              3,186        3,225
                                                    -----        -----
      Total Capitalization                          5,752        5,646
                                                    -----  --    -----
Current Liabilities:
   Short-Term Borrowings                              211          195
   Current Portion of Long-Term Debt                  204          202
   Other Current Liabilities                          775          626
                                                      ---          ---
      Total Current Liabilities                     1,190        1,023
                                                    -----        -----
Regulatory Liabilities and Deferred Credits         2,054        1,789
                                                    -----        -----
   Total Capitalization and Liabilities            $8,996       $8,458
                                                   ------        -----



Reported (GAAP) Earnings (Loss) per Share by Company:
(Unaudited)
                                          Three Months Ended             Twelve Months Ended
                                                December 31,                    December 31,
                                               2004         2003                2004         2003
                                               ----         ----                ----         ----
SC Electric & Gas                              $.36         $.42               $2.11        $1.99
PSNC Energy                                     .10          .14                 .21          .28
SC Pipeline                                     .02          .02                 .09          .06
SCANA Energy-Georgia                            .05          .03                 .26          .18
Corporate and Other, Net                      (.16)        (.25)               (.37)          .03
                                              -----         ----               -----  -       ---
  Reported (GAAP) Earnings per Share           $.37         $.36               $2.30        $2.54

                                               ----         ----               -----         ----

GAAP-Adjusted Net Earnings (Loss) per Share From Operations by Company:
(Unaudited)
                                                           Three Months Ended             Twelve Months Ended
                                                                 December 31,                    December 31,
                                                                2004         2003                2004         2003
                                                                ----         ----                ----         ----
SC Electric & Gas                                                .36         $.42               $2.11        $1.99
PSNC Energy                                                      .10          .14                 .21          .28
SC Pipeline                                                      .02          .02                 .09          .06
SCANA Energy-Georgia                                             .05          .03                 .26          .18
Corporate and Other, Net                                       (.02)          .02                 .00        (.01)
                                                                -----          ---                 ---  -     -----
  GAAP-Adjusted Net Earnings from Operations per Share          $.51         $.63               $2.67        $2.50
                                                                ----         ----               -----        -----





Variances in Reported (GAAP) Earnings (Loss) per Share:
(Unaudited)
                                                                          Three Months Ended        Twelve Months Ended
                                                                             December 31,               December 31,

2003 Basic & Diluted Reported (GAAP) Earnings Per Share                          .36                        2.54

Variances:
Electric Margin                                                                  .10                        .56
Gas Margin                                                                       .03                        .15
O&M Expense                                                                     (.16)                      (.27)
Depreciation Expense                                                            (.05)                      (.15)
Property Taxes                                                                   .01                       (.04)
Interest Expense (net of AFUDC)                                                 (.01)                      (.01)
Additional Shares Outstanding (Dilution)                                        (.01)                      (.01)
Other, Net                                                                      (.03)                      (.06)
                                                                                -----                      -----
   Variance in GAAP-Adjusted Net Earnings From Operations    per
Share                                                                           (.12)                       .17
Gain on Sale of ITC Holding Company Investment                                   .00                       (.35)
Impairment Charge on Knology Investment                                          .27                        .18
Loss on Sale of Knology Investment                                              (.08)                      (.08)
Loss on Sale of ITC^DeltaCom Investment                                         (.06)                      (.06)
Charge Related to Pending Litigation                                             .00                       (.10)
                                                                                 ---                       -----
   Variance in Reported (GAAP) Earnings per Share                                .01                       (.24)
                                                                                 ---                       -----
2004 Basic & Diluted Reported (GAAP) Earnings Per Share                          .37                        2.30
                                                                                 ---                        ----

Consolidated Operating Statistics:
                                      Three Months Ended December 31,                   Twelve Months Ended December 31,
                                             2004         2003     % Change            2004          2003         % Change
Electric Operations:

Sales (Million KWH):
   Residential                              1,645        1,615        1.9                 7,460         6,998       6.6
   Commercial                               1,616        1,574        2.7                 6,900         6,607       4.4
   Industrial                               1,653        1,610        2.7                 6,775         6,548       3.5
   Other                                      123          118        4.2                   526           500       5.2
                                              ---  ---     ---                              ---           ---
      Total Retail                          5,037        4,917        2.4                21,661        20,653       4.9
   Wholesale                                  801          399    100.8                   3,370         1,863       80.9
                                              ---  ---     ---                            -----         -----
      Total Sales                           5,838        5,316        9.8                25,031        22,516       11.2
                                            -----        -----                           ------        ------

Customers (Period-End)                                                                585,264         570,940       2.5

Natural Gas Operations:

Sales (Thousand Dekatherms):
Residential                                21,045       21,520      (2.2)                66,452        65,515       1.4
Commercial                                 12,115       12,428      (2.5)                40,855        40,274       1.4
Industrial                                 27,323       26,137       4.5                122,358       110,183       11.0
                                           ------       ------                          -------       -------
 Sales to Ultimate Consumers               60,483       60,085       0.7                229,665       215,972       6.3
Sales for Resale                            5,141        2,355   118.3                   12,519        13,817      (9.4)
Transportation Volumes                     16,334       10,793     51.3                  64,023        36,214       76.8
                                           ------       ------                           ------        ------
 Total Sales                               81,958       73,233     11.9                 306,207       266,003       15.1
                                           ------       ------                          -------       -------

  Customers (Period-End)                                                            1,164,492      1,087,255         7.1







Weather Data - Electric Service Territory:
                                  Three Months Ended December 31,              Twelve Months Ended December 31,
                               Actual           Percent Change               Actual           Percent Change
                                2004       vs 2003       vs Normal            2004       vs 2003       vs Normal
    Heating Degree Days          816        (5.7)          (0.9)             2,284         1.3            6.0
    Cooling Degree Days          183        52.1            20.8             2,414        14.7            3.5



Security Credit Ratings (as of 02/11/05):
                                    Standard & Poor's                Moody's                        Fitch
                                   Rating     Outlook         Rating       Outlook          Rating        Outlook
SCANA Corporation:
   Corporate / Issuer Rating         A-       Stable            A3         Negative           -              -
   Senior Unsecured                 BBB+      Stable            A3         Negative           A-          Stable

South Carolina
Electric & Gas Company:
   Corporate / Issuer Rating         A-       Stable            A2         Negative           -              -
   Senior Secured                    A-       Stable            A1         Negative           A+          Stable
   Senior Unsecured                 BBB+      Stable            A2         Negative           A           Stable
   Commercial Paper                  A-2      Stable            P-1        Negative           F1          Stable

PSNC Energy:
   Senior Unsecured                  A-       Stable            A2          Stable            NR             -
   Commercial Paper                  A-2      Stable            P-1         Stable            NR             -

NR = Not Rated

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